EXECUTION COPY


                   TWELFTH AMENDMENT TO CREDIT AGREEMENT
                   -------------------------------------


          THIS TWELFTH AMENDMENT TO CREDIT AGREEMENT (this
"Amendment"), dated as of January 13, 1998, is by and between
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KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation
(the "Company"), KAISER ALUMINUM CORPORATION, a Delaware
      -------
corporation (the "Parent Guarantor"), the various financial
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institutions that are or may from time to time become parties to the Credit
Agreement referred to below (collectively, the "Lenders" and, individually, a "Lender"), and BANKAMERICA
 -------                        ------
BUSINESS CREDIT, INC., a Delaware corporation, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Lenders. Capitalized terms used,
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but not defined, herein shall have the meanings given to such terms in the
Credit Agreement, as amended hereby.

                            W I T N E S S E T H:

          WHEREAS, the Company, the Parent Guarantor, the Lenders and the Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, the Second Amendment to Credit Agreement, dated as of March 10, 1995, the Third Amendment to Credit Agreement and Acknowledgement, dated as of July 20, 1995, the Fourth Amendment to Credit Agreement, dated as of October 17, 1995, the Fifth Amendment to Credit Agreement dated as of December 11, 1995, the Sixth Amendment to Credit Agreement dated as of October 1, 1996, the Seventh Amendment to Credit Agreement, dated as of December 17, 1996, the Eighth Amendment to Credit Agreement, dated as of February 24, 1997, the Ninth Amendment to Credit Agreement and Acknowledgment, dated as of April 21, 1997, the Tenth Amendment to Credit Agreement and Assignment, dated as of June 25, 1997, and the Eleventh Amendment to Credit Agreement and Limited Waivers, dated as of October 20, 1997 (the "Credit Agreement"); and
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          WHEREAS, the parties hereto have agreed to amend the Credit
Agreement as herein provided;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Amendments to Credit Agreement.
                      ------------------------------

     1.1  Amendments to Article I:  Definitions.
          -------------------------------------

          A.   Section 1.1 of the Credit Agreement is hereby
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amended by amending the following definitions contained therein to read in their entirety as follows:
          "`Revolving Commitment Termination Date' means the
            -------------------------------------
            earliest of

               (a) March 31, 1994 (unless the Initial Borrowing Date shall have occurred before the close of business, San Francisco time, on such date);

               (b)  August 15, 2001;

               (c) the date on which the Revolving Commitment Amount is reduced to zero pursuant to Section 2.2; and
                                      -----------

               (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a), (b),
                                              ----------- ----
(c), or (d), the Revolving Commitment of each Lender and the
---     ----
Swingline Commitment of Business Credit shall terminate automatically and without any further action."

          "`Stated Maturity Date' means (a) in the case of any
            --------------------
Revolving Loan, August 15, 2001, and (b) in the case of any Swingline Loan, the earlier of (i) the seventh calendar day following the date such Swingline Loan is made or (ii) August 15, 2001."

     1.2  Amendments to Article V: Letters of Credit.
          ------------------------------------------

          A.   Section 5.1 of the Credit Agreement is hereby
               -----------
amended by amending clause (b)(iii) thereof to read in its entirety as follows:

          "(iii) such Letter of Credit is not stated to expire on a date (its "Stated Expiry Date") no later than the tenth
             ------------------
Business Day immediately preceding August 15, 2001;"

     1.3  Amendments to Article IX:  Covenants.
          ------------------------------------

          A.   Section 9.2.2 of the Credit Agreement is hereby
               -------------
amended by deleting the reference to "February 15, 1999" contained in clause (b)(x) thereof and substituting a reference
             -------------
to "August 15, 2001" therefor.

          B.   Section 9.2.3 of the Credit Agreement is hereby
               -------------
amended by deleting the reference to "February 15, 1999" contained in clause (w) thereof and substituting a reference to
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"August 15, 2001" therefor.

          C.   Section 9.2.7 of the Credit Agreement is hereby
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amended by adding the phrase "and each Fiscal Year thereafter" following the date "1998" contained therein.

          Section 2.  Conditions to Effectiveness.
                      ---------------------------

          This Amendment shall become effective as of the date hereof only when the following conditions shall have been satisfied and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company and each Lender (the date of satisfaction of such conditions and the giving of such notice being referred to herein as the "Twelfth Amendment Effective
                                 ----------------------------
Date"):
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A.   The Agent shall have received for each Lender counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and the Required Lenders (or notice of the approval of this Amendment by the Required Lenders satisfactory to the Agent shall have been received by the Agent).

          B.   The Agent shall have received:

               (1) Resolutions of the Board of Directors or of the Executive Committee of the Board of Directors of the Company and the Parent Guarantor approving and authorizing the execution, delivery and performance of this Amendment, certified by their respective corporate secretaries or assistant secretaries as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

               (2) A signature and incumbency certificate of the officers of the Company and the Parent Guarantor executing this Amendment;

               (3) For each Lender an opinion, addressed to the Agent and each Lender, from Kramer, Levin, Naftalis & Frankel, in form and substance satisfactory to the Agent; and

               (4) Such other information, approvals, opinions, documents, or instruments as the Agent may reasonably request.

          Section 3.  Company's Representations and Warranties.
                      ----------------------------------------

          In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Parent Guarantor and the Company represent and warrant to each Lender and the Agent that, as of the Twelfth Amendment Effective Date after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

          A.   Authorization of Agreements.  The execution and
               ---------------------------
delivery of this Amendment by the Company and the Parent Guarantor and the performance of the Credit Agreement as amended by this Amendment (the "Amended Agreement") by the Company and the Parent Guarantor are within such Obligor's corporate powers
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and have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as the case may be.

          B.   No Conflict.  The execution and delivery by the
               -----------
Company and the Parent Guarantor of this Amendment and the performance by the Company and the Parent Guarantor of the Amended Agreement do not:

               (1)  contravene such Obligor's Organic Documents;

               (2) contravene the Senior Indenture, the New Senior Indenture, the Additional New Senior Indentures, or the Subordinated Indenture or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

               (3) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan Documents.

          C.   Binding Obligation.  This Amendment has been duly
               ------------------
executed and delivered by the Company and the Parent Guarantor and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          D.   Governmental Approval, Regulation, etc.  No
               ---------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the Parent Guarantor.

          E.   Incorporation of Representations and Warranties
               -----------------------------------------------
from Credit Agreement.  Each of the statements set forth in
---------------------
Section 7.2.1 of the Credit Agreement is true and correct.
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          Section 4.  Acknowledgement and Consent.
                      ---------------------------

          The Company is a party to the Company Collateral Documents, in each case as amended through the date hereof, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the Obligations. The Parent Guarantor is a party to the Parent Collateral Documents, in each case as amended through the date hereof, pursuant to which the Parent Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the date hereof, pursuant to which such Subsidiaries have (i) guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit
                                                         ------
Support Parties", and the Company Collateral Documents, the Parent Collateral Documents, the Subsidiary Guaranty and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit Support Documents".
               ------------------------

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement as amended by this Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

          Each Credit Support Party (other than the Company and the Parent Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          Section 5.  Miscellaneous.
                      -------------
A.   Reference to and Effect on the Credit Agreement and the
     -------------------------------------------------------
Other Loan Documents.
--------------------

               (1) On and after the Twelfth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended
Agreement.

               (2) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO
               --------------
BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO CONFLICTS OF LAWS.

          C.   Headings.  The various headings of this Amendment
               --------
are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

          D.   Counterparts.  This Amendment may be executed by
               ------------
the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          E.   Severability.  Any provision of this Amendment
               ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

KAISER ALUMINUM CORPORATION   KAISER ALUMINUM & CHEMICAL
                                     CORPORATION

By:  /s/ Karen A. Twitchell   By:  /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                Its: Treasurer

BANKAMERICA BUSINESS CREDIT,  BANKAMERICA BUSINESS CREDIT,
  INC., as Agent                INC.

By: /s/ Michael J. Jasaitis   By: /s/ Michael J. Jasaitis
Name: Michael J. Jasaitis     Name: Michael J. Jasaitis
Its: Vice President           Its: Vice President


BANK OF AMERICA NATIONAL TRUST     THE CIT GROUP/BUSINESS
  AND SAVINGS ASSOCIATION             CREDIT, INC.

By: /s/James P. Johnson       By: /s/ Timothy S. Culver
Name Printed: James P. Johnson  Name Printed: Timothy S. Culver
Its: Managing Director        Its: Assistant Vice President


CONGRESS FINANCIAL CORPORATION     HELLER FINANCIAL, INC.
   (WESTERN)

By: /s/ Kristine Metchikian   By: /s/ Sara Hopkins
Name Printed: Kristine Metchikian  Name Printed: Sara Hopkins
Its: Vice President           Its: Vice President


LA SALLE NATIONAL BANK        TRANSAMERICA BUSINESS CREDIT
                                CORPORATION

By: /s/ Douglas C. Colletti   By: /s/ Robert L. Heinz
Name Printed: Douglas C. Colletti  Name Printed: Robert L. Heinz
Its: First Vice President     Its: Senior Vice President


ABN AMRO BANK N.V.
San Francisco International Branch
by:  ABN AMRO North America,
Inc., as agent

By: /s/ Bradford H. Leahy
Name Printed: Bradford H. Leahy
Its: Assistant Vice President


By: /s/ Jeffrey A. French
Name Printed: Jeffrey A. French
Its: Group Vice President & Director

ACKNOWLEDGED AND AGREED TO:

AKRON HOLDING CORPORATION     KAISER ALUMINUM & CHEMICAL
                                INVESTMENT, INC.

By: /s/ Karen A. Twitchell    By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                Its: Treasurer

KAISER ALUMINUM PROPERTIES,   KAISER ALUMINUM TECHNICAL
   INC.                          SERVICES, INC.

By: /s/ Karen A. Twitchell    By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                Its: Treasurer

OXNARD FORGE DIE COMPANY, INC.  KAISER ALUMINIUM
                                  INTERNATIONAL, INC.

By: /s/ Karen A. Twitchell    By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                Its: Treasurer

KAISER ALUMINA AUSTRALIA      KAISER FINANCE CORPORATION
  CORPORATION

By: /s/ Karen A. Twitchell    By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                Its: Treasurer

ALPART JAMAICA INC.           KAISER JAMAICA CORPORATION

By: /s/ Karen A. Twitchell    By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                Its: Treasurer

KAISER BAUXITE COMPANY        KAISER EXPORT COMPANY

By:  /s/ Karen A. Twitchell   By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                Its: Treasurer

KAISER MICROMILL HOLDINGS, LLC  KAISER SIERRA MICROMILLS, LLC

By:  /s/ Karen A. Twitchell   By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                Its: Treasurer

KAISER TEXAS SIERRA MICROMILLS,  KAISER TEXAS MICROMILL
  LLC                              HOLDINGS, LLC

By:  /s/ Karen A. Twitchell   By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                Its: Treasurer

KAISER BELLWOOD CORPORATION

By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell
Its: Treasurer